UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33393	94-3306718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4800 Montgomery Lane, Suite 800, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(240) 497-9024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) At the 2013 annual meeting of stockholders of Northwest Biotherapeutics, Inc., our stockholders approved certain amendments to our Amended and Restated 2007 Stock Plan (the “Stock Plan”). A copy of the Stock Plan, as amended, is included in the definitive proxy statement for our 2013 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission on December 3, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Our 2013 annual meeting of stockholders was held on December 20, 2013. At the meeting, our stockholders voted on three matters: amendments to the Company’s Stock Plan, election of Dr. Alton Boynton as a Class I member of the Board of Directors, and appointment of the Company’s independent registered public accounting firm.

The stockholders approved the amendments to our Stock Plan, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
19,713,292	2,780,832	190,275	8,955,911

The stockholders approved the election of Dr. Alton Boynton as a Class I Director for a term expiring at the annual meeting of stockholders in 2016, based upon the following votes:

Member	For	Witheld	Broker Non-Votes
Dr. Alton Boynton	22,457,455	226,944	8,955,911

The stockholders ratified the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
31,400,402	179,983	59,925	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: December 27, 2013	/s/ Linda F. Powers
Linda F. Powers, Chief Executive Officer and Chairman